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Exhibit 11

            STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                USA TRUCK, INC.
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

                                                                           1996           1995             1994
                                                                      -------------------------------------------
Average shares outstanding ......................................       9,463,411       9,684,478       9,650,675

Net effect of dilutive options - based on the treasury
  stock method using average market price .......................         162,716         345,834         453,301
                                                                      -------------------------------------------
Totals ..........................................................       9,626,127      10,030,312      10,103,976
                                                                      ===========================================
Net Income ......................................................     $ 3,382,178     $ 6,037,408     $ 8,067,329
                                                                      ===========================================
Net income per share ............................................     $       .35     $       .60     $       .80
                                                                      ===========================================
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